CUSIP No. 572322402

Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock and/or warrants to purchase shares of stock of MEI Pharma, Inc.

EXECUTED this          day of March, 2015.

NEW LEAF VENTURES II, L.P.

By:	NEW LEAF VENTURE ASSOCIATES II, L.P.
General Partner

	By:	NEW LEAF VENTURE MANAGEMENT II, L.L.C.
General Partner

By: *
Craig L. Slutzkin
Chief Financial Officer

NEW LEAF VENTURE ASSOCIATES II, L.P.

By:	NEW LEAF VENTURE MANAGEMENT II, L.L.C.
General Partner

	By:	*
Craig L. Slutzkin
Chief Financial Officer

NEW LEAF VENTURE MANAGEMENT II, L.L.C.

By:
Craig L. Slutzkin
Chief Financial Officer

*
Philippe O. Chambon

*
Vijay Lathi

CUSIP No. 572322402

*
Ronald Hunt

*
Jeani Delagardelle

*
Liam Ratcliffe

*/s/ Craig L. Slutzkin
Craig L. Slutzkin
As attorney-in-fact

*	This Agreement was executed by Craig L. Slutzkin on behalf of the individuals listed above pursuant to Powers of Attorney, copies of which are attached as Exhibit 99.2.